FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick Zangari@kyderby.com
Churchill Downs Incorporated Completes
Purchase of Stake in Rivers Casino Des Plaines in Illinois
LOUISVILLE, Ky. (March 5, 2019) - Churchill Downs Incorporated (“CDI” or the “Company”) (Nasdaq: CHDN) today announced that it has completed its previously announced purchase of certain ownership interests of Midwest Gaming Holdings, LLC (“Midwest Gaming”), the parent company of Rivers Casino Des Plaines in Des Plaines, Illinois (“Rivers Des Plaines”), for cash consideration of approximately $407 million (the “Sale Transaction”). The closing follows the approval of the Sale Transaction by the Illinois Gaming Board on March 1, 2019. The Sale Transaction purchase price was funded with cash on hand and through the Company’s existing credit facility.
Opened in 2011, Rivers Des Plaines, located on the Des Plaines River in Des Plaines, Illinois, two miles from O’Hare International Airport and fifteen miles from downtown Chicago, features a 44,000-square-foot single-level gaming floor with 983 slot machines and 58 table games; seven dining and entertainment options; and a multi-functional event center.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate the largest legal online horseracing wagering platform in the U.S., through our TwinSpires business. We are also a leader in brick-and-mortar casino gaming with approximately 9,500 gaming positions in seven states after our Presque Isle acquisition closed on January 11, 2019. In August 2018, we launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced plans to enter additional U.S. sports betting and iGaming markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, Kentucky, was opened in September 2018 with 900 HRM machines. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
About Rush Street Gaming
Founded by Neil Bluhm and Greg Carlin, Rush Street Gaming and its affiliates, headquartered in Chicago, Illinois, have developed and operate successful casinos in Niagara Falls, Ontario, Pittsburgh and Philadelphia, Pennsylvania, Des Plaines, Illinois (Chicago area) and Schenectady, New York. Rush Street Gaming and its affiliates has become one of the leading casino developers in the United States and operators of online casinos and sports books. www.rushstreetgaming.com
Information set forth in this press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this press release are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: inability to complete the Transactions on time, on budget or as planned; inability to predict and capitalize on the legalization of online sports betting and iGaming in the United States; economic conditions on discretionary spending; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; online security risk, including cyber-security breaches and loss or misuse of stored information, including customers’ personal information, as a result of such breach; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.